UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2016

TECNOGLASS INC.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-35436	98-1271120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia

(Address of Principal Executive Offices) (Zip Code)

(57)(5) 3734000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 20, 2016, pursuant to that certain Additional Shares Escrow Agreement (the “Escrow Agreement”), dated December 20, 2013, by and among Tecnoglass Inc. (the “Company”), Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”), and certain other parties entered into in connection with the Company’s December 2013 business combination (the “Business Combination”), the Company notified the Escrow Agent that the earnout target for the fiscal year ending December 31, 2016 (requiring the Company to achieve earnings before interest, taxes, depreciation and amortization (“EBITDA”) in such period of between $40 million and $45 million) had been met in full notwithstanding the fact that the audit of such period had not yet been completed. Through November 30, 2016, the Company had achieved an EBITDA substantially higher than the required EBITDA to release the shares. As a result, the Company instructed the Escrow Agent to release the remaining 1,500,000 ordinary shares of the Company held in escrow to Energy Holding Corp., the former stockholder of Tecnoglass prior to the Business Combination and an affiliate of Jose M. Daes, the Company’s Chief Executive Officer, and Christian T. Daes, the Company’s Chief Operating Officer.

The release of the shares under the Escrow Agreement prior to December 31, 2016 will result in the reclassification of the earnout share liability to equity, once adjusted to fair value at the date of the release. In conjunction with the release of the shares, the Escrow Agreement has been terminated.

Energy Holding Corp. has agreed that if, in connection with the audit of the Company’s financial statements for the fiscal year ending December 31, 2016, it is determined that an audit closing adjustment was necessary reducing the Company’s EBITDA below the required amount, it will return for cancellation all or a part of the 1,500,000 shares it received as originally provided for in the Escrow Agreement.

On December 20, 2016, in connection with the foregoing, the Company’s Board of Directors granted an exception under the Company’s Code of Ethics in order to permit the foregoing early release of shares from escrow.

Item 8.01 Other Events.

On December 20, 2016, the Company's warrants, each to purchase one ordinary share of the Company, expired by their terms. There were 1,275,823 warrants outstanding as of September 30, 2016 following completion of the Company's September 2016 warrant exchange. Of such amount, 1,159,636 warrants were exercised prior to the expiration of the warrants, resulting in 372,012 ordinary shares being issued, with the remaining unexercised warrants expiring by their terms. The warrant liability associated with the warrants will be reclassified into equity once adjusted to fair value at the date of expiration.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2016

TECNOGLASS INC.

By:	/s/ Jose M. Daes
Name:	Jose M. Daes
Title:	Chief Executive Officer

3